UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2009

MIDAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-13409	36-4180556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Arlington Heights Road, Itasca, Illinois 60143

(Address of Principal executive offices, including Zip Code)

(630) 438-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 27, 2005, MDS entered into a five-year, unsecured revolving credit facility. On December 4, 2009, the Company amended the agreement and extended the facility by three years to October 27, 2013. The amended facility is for $125 million and is further expandable to $175 million at the Company’s discretion with lender approval. The interest rate floats based on the underlying rate of LIBOR and the Company’s leverage and was priced at LIBOR plus 3.50% at inception. This facility requires maintenance of certain financial covenants including maximum allowable leverage, a fixed charge ratio and minimum net worth. As of December 8, 2009 the Company was in compliance with all debt covenants.

Item 2.03 Creation of a Direct Financial Obligation

Incorporated herein by reference to this Midas, Inc. 8-K filed on December 8, 2009, Item 1.01.

Item 9.01 Financial Statements and Exhibit

10.48 Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDAS, INC.

Date: December 8, 2009	/s/ William M. Guzik
	Name:	William M. Guzik
	Title:	Executive Vice President and Chief Financial Officer